CONSENT OF REGISTERED INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors' Report, dated September 15, 2014, on the consolidated financial statements of 3D Maker Jet Inc. for the years ended July 31, 2015, January 31, 2014 and 2013, in the Form 10-K for the fiscal year ended July 31, 2015 and the reference therein as it applies to our being the Registered Independent Accountants for 3D Maker Jet Inc.

LL Bradford & Company, LLC

/S/ LL Bradford & Company, LLC

Sugar Land, Texas

October 28, 2015